UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2014, ING Groep N.V. (“ING Group”), as the selling stockholder, completed the sale of 22,277,993 shares (the “Public Offering Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Voya Financial, Inc. (the “Company”), to Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (the “Underwriters”) of the registered public offering (the “Offering”) of the Public Offering Shares. Concurrently with the completion of the sale of the Public Offering Shares, the Company completed the repurchase of an additional 7,722,007 shares of Common Stock from ING Group.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated September 2, 2014 (the “Underwriting Agreement”), among the Company, ING Group, and the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibits contained in Item 9.01 hereof are hereby incorporated by reference into the Registration Statement (No. 333-196883) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated September 2, 2014, among Voya Financial, Inc., ING Groep N.V, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters.

5.1	Opinion of Sullivan & Cromwell LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ HARRIS OLINER
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: September 8, 2014